Exhibit 99.1

MERIDA MERGER CORP. I ANNOUNCES SEPARATION OF UNITS

NEW YORK, Dec. 09, 2019 (GLOBE NEWSWIRE) -- Merida Merger Corp. I (Nasdaq: MCMJU NEO: MMK.UN) (the “Company”) announced today that the Company’s units will be separated and the shares of common stock and warrants included in such units will commence trading on or about December 12, 2019. The common stock and warrants will trade on the Nasdaq Capital Market under the symbols ““MCMJ” and “MCMJW,” respectively, and on the Neo Exchange Inc. under the symbols “MMK.U” and “MMK.WT.U”, respectively.  Once the shares of common stock and warrants commence separate trading, the units will be delisted and no longer trade as a separate security.

About Merida Merger Corp. I

Merida Merger Corp. I is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.  The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region although it intends to focus its search for target businesses in the cannabis industry.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:
Peter Lee
President
Merida Merger Corp. I
plee@meridacap.com